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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CONTINENTAL MATERIALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTINENTAL MATERIALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2002 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, May 22, 2002, at 10:00 a.m., to consider and act upon the following matters:

          (a)  The election of three directors to serve until the 2005 annual meeting or until their successors are elected and qualified;

          (b)  The ratification of the appointment of independent certified public accountants to the Company for the fiscal year ending December 28, 2002; and

          (d)  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of these stockholders will be available for inspection for ten days preceding the meeting at the Company's office, 225 West Wacker Drive, Chicago Illinois, and will also be available for inspection at the meeting.

        Accompanying this notice are the Annual Report for the fiscal year ended December 29, 2001, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Stockholders unable to attend the annual meeting in person are requested to date, sign and return the enclosed proxy promptly.

By Order of the Board of Directors,

Mark S. Nichter Secretary
Chicago, Illinois April 18, 2002

CONTINENTAL MATERIALS CORPORATION
225 West Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held on May 22, 2002, and is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of PricewaterhouseCoopers LLP, and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 18, 2002.

        The holders of record on March 22, 2002, of the 1,803,642 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote.

        The three nominees for election as directors at the 2002 annual meeting of stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of independent certified public accountants for the fiscal year ending December 28, 2002. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

ELECTION OF DIRECTORS

        The Company has a Board of Directors consisting of nine persons, divided into three classes. At this year's annual meeting three directors will be elected to serve for a term of three years or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the proxies will vote for the election of such persons designated by them as are expected to continue, as nearly as possible, the existing management goals of the Company.

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
Nominee Directors
Ralph W. Gidwitz, 66	1984	President, Chief Executive Officer and Director of Financial Capital, LLC, a financial consulting company, since 1996. Mr. Gidwitz was previously President, Chief Executive Officer and Director of RKG Corporation, a company engaged in mergers and acquisitions from 1991 through 1996.	2002
Peter E. Thieriot, 59	2001	General Manager of Elk Mountain Ranch Company, LLC, a privately owned livestock ranch, since 1993.	2002
Theodore R. Tetzlaff, 57	1981	Partner in the law firm of McGuireWoods LLP since January 2002, Managing Partner of its Chicago office and member of its governing Board of Partners. Partner in the Chicago law firm of Jenner & Block from 1982 through 2001. Mr. Tetzlaff also served as General Counsel of Tenneco, Inc. from 1992 to 1999.	2002

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
Continuing Directors
Thomas H. Carmody, 55	1994	Chief Executive Officer of Summitt International, LLC, a sports marketing and distribution company, since 1999. Mr. Carmody previously held the same position with Continental Sports Group, LLC, a sports marketing and distribution company, from 1998 to 1999. Mr. Carmody was previously Consultant to the Chairman and Chief Executive Officer of Reebok International, Ltd., a publicly traded footwear, apparel and fitness equipment company, from 1996 to 1998.	2003
Ronald J. Gidwitz, 57	1974	Partner in GCG Partners, a strategic consulting and equity capital firm since 1998. Mr. Gidwitz was previously President of Helene Curtis, a producer of personal care products from 1979 to 1998 and Chief Executive Officer from 1985 to 1998.	2003
Darrell M. Trent, 63	1997	Chairman of the Board and Chief Executive Officer of Acton Development Company, Inc., a real estate development and property management company, since 1988.	2003
James G. Gidwitz, 55	1978	Chairman of the Board and Chief Executive Officer of the Company since 1983.	2004
Betsy R. Gidwitz, 61	1996	Former Professor from Massachusetts Institute of Technology.	2004
Joseph J. Sum, 54	1989	Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.	2004

Family Relationships

        James G. Gidwitz and Ronald J. Gidwitz are sons of Gerald S. Gidwitz. The late Joseph L. Gidwitz was Gerald S. Gidwitz's brother. Ralph W. Gidwitz is a son of, and Betsy R. Gidwitz is a daughter of, Joseph L. Gidwitz. Gerald S. Gidwitz, together with his descendants as well as the descendants of Joseph L. Gidwitz are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Committees of the Board

        The Company's Board of Directors has established an Audit Committee and a Compensation Committee. There is no standing nominating committee or other committee performing similar functions.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. During 2001, the Audit Committee was composed of Theodore R. Tetzlaff and Ralph W. Gidwitz. William G. Shoemaker served on the Audit Committee until his retirement in May 2001. Darrell M. Trent was named to the Audit Committee beginning with the December 14, 2001 meeting. All four individuals who served on the Committee during 2001 were independent directors as defined by the American Stock Exchange listing standards. Its duties and responsibilities are set forth in a written charter adopted and approved by the Board on May 24, 2000. See "AUDIT COMMITTEE REPORT." There were five Audit Committee meetings in 2001.

        The Compensation Committee was composed of Ronald J. Gidwitz and Theodore R. Tetzlaff in 2001. See "COMPENSATION COMMITTEE REPORT" for discussion of responsibilities. The Compensation Committee held one meeting in 2001.

Board Meetings

        The Board of Directors held three meetings in 2001. All directors except Betsy R. Gidwitz, Thomas H. Carmody and William G. Shoemaker attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served.

Director's Compensation

        Each director who is not an officer or employee of the Company receives a set fee of $10,000 per year, plus additional fees of $500 for each board meeting or board committee meeting which he or she attends, with a $5,000 cap on the aggregate meeting fee.

AUDIT COMMITTEE REPORT

        The following is the report of the Continental Materials Corporation Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 29, 2001.

Review and Discussions with Management.

        The Committee has reviewed and discussed the Company's audited financial statements with management. The Committee also reviewed and discussed with management the selection, application and disclosure of critical accounting policies of the Company.

Review and Discussions with Independent Auditors.

        The Committee has discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. The Committee has also discussed with PwC the selection, application and disclosure of the Company's critical accounting policies.

        The Committee has received written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC their independence.

Audit Fees

        Fees for services performed by PwC during 2001 relating to the audit of the consolidated annual financial statements aggregated approximately $160,000.

All Other Fees

        Fees for all other services performed by PwC, including income tax planning and advice, audits of the 401K plans and other consulting services, aggregated approximately $244,000. The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountants' independence.

Conclusion.

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors
Theodore R. Tetzlaff
Ralph W. Gidwitz
Darrell M. Trent

        The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation of the Company's chief executive officer and its two other executive officers for the years 1999 through 2001.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)		Restricted Stock Awards	Stock Options (#)	Long-Term Incentive Plan Payouts	All Other Compensation (2)
James G. Gidwitz Chairman and Chief Executive Officer	2001 2000 1999	$425,400 409,000 389,100	$273,200 245,000 350,000		— — —	None None None	None None None	None None None	$(47,063 (45,894 312,172	) )
Joseph J. Sum Vice President and Chief Financial Officer	2001 2000 1999	196,000 188,500 178,500	86,000 83,000 100,000	$	— 116,813 66,250	None None None	None None 400	None None None	35,966 38,136 49,297
Mark S. Nichter Secretary (3)	2001 2000 1999	114,400 110,000 104,500	39,000 36,500 45,000		$24,022 — —	None None None	None None None	None None None	22,635 24,331 20,912

(1)
For Mr. Sum, the amount shown represents the dollar value of the difference between the price paid for common stock upon exercise of stock options and the fair market value of such stock at the date of purchase. Where no amounts are shown, Other Annual Compensation does not exceed the reporting thresholds.

(2)
All other compensation includes employer cash contributions to the Company's 401(k) Plan. For Messrs. Gidwitz and Sum, these amounts also include (a) amounts deferred under a Supplemental Profit Sharing Plan and (b) imputed gain or loss on the deferred balances. The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company's common stock, if any.

(3)
Mr. Nichter is 51 years old and has served as the Company's Secretary since 1992 and Corporate Controller since 1989.

Stock Options

        The Company's Amended and Restated 1994 Stock Option Plan provides for the granting of stock options to attract, retain and reward key managerial employees of the Company or its subsidiaries. The Stock Option Plan provides that grants of options and option prices will be established by the Compensation Committee of the Board of Directors. Option prices may not be less than the fair market value of the stock at the date of the grant. In the following table, all quantities and amounts have been restated for the June 1999 reverse and forward stock split. There were no options granted in 2001.

        The following table sets forth the activity for 2001 regarding the number of shares acquired on exercise of options, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year end.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable
James G. Gidwitz	0	0	60,000/0	$788,250/0
Joseph J. Sum	0	0	13,400/0	170,788/0

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

        The Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee's major responsibilities are:

  1.
  Reviewing the Company's major compensation and benefit practices, policies and programs including administration of the Company's Amended and Restated 1994 Stock Option Plan with respect to executive officers; and

  2.
  Reviewing executive officers' salaries and bonuses.

Compensation Philosophy

        It is the philosophy of the Company to ensure that executive compensation is linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectation. At the same time, the Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In conducting this review the Committee retains independent compensation consultants.

Compensation Program Components

        To achieve its compensation goals, the compensation program consists primarily of two components, base salary and bonuses. Both components are adjusted based upon corporate performance and individual initiative and performance. Total pay levels, that is the aggregate of base salary and annual bonus, are largely determined through comparisons with companies of similar size and complexity. Total pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

Performance Measures

        The Committee uses various performance measures in evaluating annual executive compensation. The Committee examined earnings as an important measure of performance. The Committee also considered return on net investment and personal goals. In its consideration, the Committee did not assign quantitative relative weights to these factors or follow mathematical formulae. Rather, the factors discussed above are compared by the Committee with the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. The Committee then made judgments after considering the various factors. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

2001 Compensation of the Chief Executive Officer

        In evaluating the compensation of the Company's chief executive officer (the "CEO"), the Committee reviewed the CEO's existing compensation arrangements, the performance of the Company (taking into account the performance measures discussed above) and of the CEO, and compensation of chief executive officers in similarly situated companies. Based on this review, the Committee increased the CEO's salary by 4.1% in 2001 as compared with 5.4% in 2000 and 6.2% in 1999. In granting the chief executive officer's bonus in 2001, the Committee considered the incentive compensation paid to CEOs of similar companies and the Company's performance in 2001. The Company's performance in 2001 either met or exceeded the goals set forth in the Company's annual business plan. Net income was $6,438,000, exceeding the prior year and second only to the record $6,902,000 reported in 1999. Earnings per diluted share established a record. Accordingly, the Committee granted the CEO a bonus of $273,200 for 2001 compared to $245,000 for last year.

Stock Option and Long-Term Plans

        The Company maintains the Continental Materials Corporation Amended and Restated 1994 Stock Option Plan, as discussed under the heading "EXECUTIVE COMPENSATION—Stock Options" above. The Company has no other long-term compensation plans.

Conclusion

        After reviewing all of its existing compensation programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

Submitted by the Compensation Committee of the Board of Directors
Ronald J. Gidwitz
Theodore R. Tetzlaff

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the law firm of McGuireWoods LLP, Managing Partner of its Chicago office and member of its governing Board of Partners. Mr. Tetzlaff was previously with the law firm of Jenner & Block. From time to time, the Company retains McGuireWoods and/or Jenner & Block to provide it with legal services. The dollar amount of fees paid to McGuireWoods and Jenner & Block by the Company in 2001 did not exceed 5% of either firm's annual gross revenues.

        The Company engaged in various transactions in which members of the Gidwitz Family, including Ronald J. Gidwitz, had an interest, as follows:

        The Company currently serves as the sponsoring corporation in an Insurance Purchasing Group (the "Group"), which consists of the Company and its subsidiaries and other companies in which the Gidwitz Family are the principal owners. The cost of such insurance is allocated among all members of the Group based on such factors as, but not limited to, nature of the risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the individual members of the Group. The Company invoices each member of the Group for their respective share of each payment. During fiscal year 2001, certain members of the Group were indebted to the Company with respect to advances made by the Company under the insurance purchasing program. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2001 with respect to these companies equaled approximately $231,000. As of the date of this proxy statement, no past due amounts are owing to the Company from any member of the Group. The Company's participation in the Group has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

COMPARISON OF TOTAL SHAREHOLDER RETURN

        The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock for a five-year period (December 31, 1996 to December 31, 2001), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is more fully described below. Dividend reinvestment has been assumed with respect to the ASEMVI and the Peer Group. The companies in the peer group are weighted by market capitalization as of the beginning of the measurement period. The Company has never paid a dividend.

        The Company manufactures and markets products in two separate industries. These industries are (i) heating and air conditioning and (ii) construction materials, primarily ready-mix concrete. The Company's principal activities have occurred exclusively in these two industries for over 15 years. The Peer Group selected by the Company for the above graph is a combination of companies from these two industries. The companies included in the Peer Group are: Centex Construction Products, Inc.; Devcon International Corp.; Fedders Corporation; Florida Rock Industries, Inc.; Hanson PLC; Lafarge Corporation; LSB Industries, Inc.; Martin Industries, Inc.; Martin Marietta Materials, Inc.; Mesteck, Inc.; and York International Corp.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following information is furnished as to the Common Stock of the Company owned beneficially as of March 29, 2002 by (i) each director, (ii) the executive officers named in the summary compensation table, (iii) directors and executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class (1)
Gidwitz Family	846,720	(2)(4)	46.9%
225 West Wacker Drive, Suite 1800 Chicago, Illinois 60606
Warren G. Lichtenstein	309,200	(5)	17.1%
750 Lexington Avenue New York, New York 10022
Franklin Advisory Services, LLC	100,000	(6)	5.5%
One Parker Plaza, 16th Floor Fort Lee, NJ 07024
Continental Materials Corporation Employees Profit Sharing Retirement Plan	70,865		3.9%
Thomas H. Carmody	200		—
James G. Gidwitz	66,002	(2)(3)(4)	3.7%
Betsy R. Gidwitz	6,002	(3)	—
Ralph W. Gidwitz	6,002	(3)	—
Ronald J. Gidwitz	6,002	(3)	—
Mark S. Nichter	0	(2)	—
Joseph J. Sum	17,400	(2)(4)	1.0%
Theodore R. Tetzlaff	0		—
Peter E. Thieriot	0		—
Darrell M. Trent	2,000		—
All directors and officers as a group (includes ten persons)	937,185	(7)	52.0%

(1)
Based on 1,803,642 shares of Common Stock outstanding as of March 25, 2002. Shares subject to options exercisable within 60 days of March 29, 2002 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentages held by others. The shares owned in each case, except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's common stock.

(2)
Excludes 70,865 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

(3)
Excludes shares held indirectly as follows, which shares are included in the Gidwitz Family holdings (See "ELECTION OF DIRECTORS—Family Relationships" for a description of the Gidwitz Family):

(a)
727,126 shares owned by a partnership whose managing partners are Betsy R. Gidwitz, Gerald S. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)
4,914 shares owned by McCord Group, Inc. whose beneficial owners include members of the Gidwitz Family;

(c)
342 shares owned by a partnership whose beneficial owners are members of the Gidwitz Family; and

(d)
30,330 shares held directly by Gidwitz family members other than those family members included in the security ownership of management table above.

        With respect to the shares referenced in this Note, the beneficial owners indicated in (d) have sole voting and investment power and the beneficial owners indicated in (a), (b) and (c) have shared voting and investment power.

(4)
Includes shares of Common Stock subject to options which are exercisable within 60 days of March 22, 2002 as follows: James G. Gidwitz, 60,000 shares (which shares are also included in the Gidwitz Family holdings); and Joseph J. Sum, 13,400 shares.

(5)
Represents 309,200 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 309,200 shares. Information is per the most recent Schedule 13D filed with the Securities and Exchange Commission which Schedule is dated August 6, 1999.

(6)
Represents ownership of 100,000 shares reported in Schedule 13G dated February 1, 2002, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(7)
Includes shares held by the Gidwitz Family, shares held by directors and officers who are not members of the Gidwitz Family and 70,865 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

PROPOSAL FOR RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

        The Board of Directors and the Audit Committee recommend ratification of the continued engagement of PricewaterhouseCoopers LLP (PwC), Certified Public Accountants, to audit the Company's books for the fiscal year ending December 28, 2002. An appropriate resolution ratifying such employment will be submitted to the stockholders at the annual meeting. If such resolution is not adopted, the Audit Committee will reconsider such appointment.

        A representative of PwC is expected to be present at the stockholders' annual meeting. The representative will have an opportunity to make a statement if he/she desires to do so, and he/she will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 2003 annual meeting is December 20, 2002. With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by March 4, 2002. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement. The management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, it is intended that the persons named in the proxies will act according to their best judgment.

EXPENSES

        The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,500. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

                      By Order of the Board of Directors,

                      James G. Gidwitz
                      Chairman of the Board

PROXY	PROXY

CONTINENTAL MATERIALS CORPORATION

Proxy Card For Annual Meeting On May 22, 2002

        The undersigned hereby appoints James G. Gidwitz and Joseph J. Sun as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on March 22, 2002, at the annual meeting of stockholders to be held on May 22, 2002, or any adjournment thereof.

        The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

        This Proxy will be voted as directed or, if no instructions are given, it will be voted "FOR" election of all nominees as Directors of the Company, and "FOR" approval and ratification of the appointment of independent auditors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on reverse side)

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CONTINENTAL MATERIALS CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    ☒

[								]
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for all nominees listed below			For	Against	Abstain
1.	Election of three nominees to the Board of Directors. Ralph W. Gidwitz, Theodore R. Tetzlaff and Peter E. Thieriot	☐	☐	2.	Approval and ratification of the Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 28, 2002.	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)
The Proxy is solicited on behalf of the Board of Directors of the Company.
Dated	, 2002

Signature

Signature if held jointly
Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

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GENERAL INFORMATION
ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
COMPARISON OF TOTAL SHAREHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL FOR RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
EXPENSES